UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
          CONSENT STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            AND EXCHANGE ACT OF 1934

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                                 SIX FLAGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  RED ZONE LLC
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                  --------------------------------------------

      The following press release was issued on November 22, 2005.


                         Red Zone Asks Delaware Court to
                Validate Election of Nominees to Six Flags Board

ASHBURN, VA -November 22, 2005--Red Zone LLC announced today that it has filed an application in Delaware Chancery Court seeking a summary finding that its nominees, Daniel M. Snyder, Mark Shapiro and Dwight Schar, are to be seated on the Six Flags board immediately and that Kiernan Burke, James Dannhauser and Stanley Shuman have been removed from the board.

"In order to avoid any possible delay in the company recognizing the vote of a substantial majority of Six Flags stockholders, we have taken the prudent step of affirmatively asking the Delaware court to validate the stockholder vote," said Mr. Snyder. "Delaware provides for a summary validation of a contested stockholder election such as this and we decided that utilizing this procedure would expedite our ability to move on with the business of maximizing shareholder value."

Red Zone has also asked the Delaware court to protect stockholders' interests by requiring the Six Flags board to give Red Zone notice prior to taking any actions which would be outside the ordinary course of business pending the court's confirmation of the stockholder vote. Consistent with Red Zone's pledge to stockholders, the order sought would permit the board to continue its ongoing sales process, but would require that notice be given to Red Zone so that it can take appropriate action if necessary before the board approves a transaction, including any transaction that involves a sale of less than the entire company, or provides for payment of a break-up fee if stockholders do not approve the transaction, or involves any member of the current board or management having an interest that is not consistent with the interests of all stockholders.

Prior Press Release
-------------------

Red Zone also clarified the consent solicitation process referred to in its press release issued earlier today which indicated that stockholders may continue to submit consents until on or about December 24, 2005. Under Delaware law, upon delivery of consents representing a majority of the company's outstanding shares, Red Zone's proposals became effective, subject to certification of the consents by an independent inspector of elections. Red Zone delivered consents to the Company today representing 53,318,755 shares or in excess of 57% of the outstanding shares as of October 24, 2005, the record date for the consent solicitation. Any consents or revocations received after the time Red Zone delivered such consents to the Company will not affect the legal outcome of the consent solicitation.

Red Zone LLC is a Virginia-based private investment group. Daniel M. Snyder, owner of the Washington Redskins NFL franchise, is managing member of the organization.



Contact:
Red Zone LLC
Karl Swanson, 703-726-7135
swansonk@redskins.com